EXHIBIT 10.2

CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT (this “Agreement”) is made and entered into as of August 13, 2019, by and among Allied Esports Entertainment, Inc., a Delaware corporation (“Company”) and Black Ridge Oil & Gas, Inc., a Nevada corporation (“Consultant”). Company and Consultant may be referred to individually herein as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, Company desires to engage Consultant to provide certain services required by Company, including, without limitation, administrative and accounting services, and Consultant is willing to accept such engagement, all upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the terms and provisions set forth herein and the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.             Services.

1.1              Company hereby engages Consultant, as of the date hereof (the “Effective Date”), to provide the services set forth on Schedule I (the “Services”).

1.2              Consultant hereby accepts the engagement provided for in Section 1.1 above and agrees to perform the duties and responsibilities set forth herein during the term of this Agreement.

1.3              Company shall provide direction to Consultant where material business decisions are required in the performance of the Services. Where necessary for the performance of the Services, Company may, in its reasonable discretion designate Consultant as its authorized agent.

1.4              Consultant may not delegate its principal, decision-making authority under this Agreement to any person other than to the employees of Consultant. Nothing contained herein will be deemed to create an employment, agency, joint venture or partnership relationship between the Company and Consultant or any of their respective agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. Neither Consultant or the Company will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever without the other party’s prior written consent.

2.             Performance Obligations.

2.1              The Services will be provided in a good and workmanlike manner, in accordance with standard practices of similar providers of such services to similarly situated companies engaged in the eSports industry. Consultant agrees not to terminate any of its employees employed as of the Effective Date except for (i) any conviction of the employee, or plea of guilty or no contest by the employee, to a felony or (ii) any act or acts of dishonesty by the employee intended to result in personal enrichment to the Executive at the expense of the Consultant or Company.

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2.2              Company shall pay Consultant, as compensation for the Services, the amounts set forth on Schedule II (the “Consulting Fee”) to be paid on the first day of each month during the term of this Agreement, provided that the initial payment shall be made on the Effective Date. The Consulting Fee shall be paid by wire transfer into a bank account designated by Consultant in writing. Consultant and Company agree that if any employee of Consultant is no longer employed by Company at any point during the Term of the Agreement, the Consulting Fee shall be reduced to the extent of the portion of the Consulting Fee allocated to such employee's compensation and benefit expense as set forth on Schedule II.

2.3              Consultant shall maintain adequate accounting records, which in reasonable detail fairly and accurately reflect the Services contemplated hereunder. During the term of this Agreement and for three (3) years thereafter, Consultant shall afford to Company’s representatives, advisers and consultants the right (the “Audit Right”) to review and examine the books and records of Consultant which relate to the provisions of the Services at any reasonable time during the regular business hours of Consultant. The fees and expenses of the Audit Right shall be borne by Company.

3.             Independent Contractor Status.

3.1              Consultant and all affiliates and employees of either Consultant or any of its affiliates providing Services hereunder shall be engaged in a capacity as an independent contractor with full control over the manner and method of performance of the Services, subject to the limitations set forth in this Agreement.

3.2              Company and Consultant understand and agree that Consultant’s relationship to Company under this Agreement is strictly a contractual arrangement on the terms and conditions set forth in this Agreement, and each party hereby waives any and all rights that it may otherwise have under applicable law or legal precedents to make any claims or take any action against the other party’s affiliates, officers, directors, members, agents or representatives based on any theory of agency, fiduciary duty or other special standard of care. Neither Consultant or the Company will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever without the other party’s prior written consent.

4.            Term and Termination. This Agreement shall remain in effect until December 31, 2019. Notwithstanding the foregoing, the Company can terminate this Agreement with respect to the Consultant or with respect to any individual employee of Consultant as set forth on Schedule II at any time for any or no reason; provided, however, that in the event of such early termination, Company will pay to Consultant, on a monthly basis (pro-rata for any partial month) the remaining amounts due pursuant to this Agreement (net of any amounts due to any Consultant Employee as set forth in Section 2.2) through the end of the Term.

5.             Representations and Warranties of the Company and the Consultant.

5.1              Representation and Warranty by the Consultant. The Consultant hereby represents and warrants to the Company the following: The execution, delivery and performance, of this Agreement will not contravene, conflict with or result in a violation of any law, order or act of any governmental authority, provision of the certificate of incorporation of bylaws of the Consultant, or any other agreement with any person. No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other person that has not been obtained on or before the Effective Date is required to be obtained by the Consultant in connection with the execution, delivery, performance, validity or enforceability of this Agreement. The execution, delivery and performance of this Agreement will not result in a violation by the Consultant of any requirement of law or any contractual obligation of the Consultant that has not been waived and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues pursuant to any requirement of law or any such contractual obligation.

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5.2              Representation and Warranty by the Company. The execution, delivery and performance, of this Agreement will not contravene, conflict with or result in a violation of any law, order or act of any governmental authority, provision of the certificate of formation or limited liability company agreement of the Company, or any other agreement with any person. No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other person that has not been obtained on or before the Effective Date is required to be obtained by the Company in connection with the execution, delivery, performance, validity or enforceability of this Agreement. The execution, delivery and performance of this Agreement will not result in a violation by the Company of any requirement of law or any contractual obligation of the Company that has not been waived and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues pursuant to any requirement of law or any such contractual obligation.

6.             Indemnification.

6.1              Indemnification by Consultant. Consultant will indemnify and defend Company, its directors, officers, employees, Consultants, equity holders, and agents and hold them harmless from and against any liability, damage, penalty, fee, cost, expense or obligation (including reasonable attorneys’ fees and disbursements) arising from any breach of this Agreement by Consultant or from any other action or omission by Consultant in the performance of its duties hereunder, if such action or omission constitutes gross negligence, recklessness or misconduct on the part of Consultant.

6.2              Indemnification by Company. Company will indemnify and defend Consultant, its directors, officers, employees and agents and hold them harmless from and against any liability, damage, penalty, fee, cost, expense or obligation (including reasonable attorneys’ fees and disbursements) arising from any breach of this Agreement by Company or from any other action or omission by Company in the performance of its duties hereunder, if such action or omission constitutes gross negligence, recklessness or misconduct on the part of Company.

6.3              Limitation of Liability. Notwithstanding anything in this Agreement to the contrary, neither party will have any liability to the other party for any special, consequential or punitive damages.

6.4              Third Party Claims. Each party will immediately notify the other if a claim is made by a third party with respect to (i) this Agreement or (ii) any matter arising from the Services. The indemnifying party will pay all expenses in connection with the defense of such claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered in respect of such claim, except when the claim results from the indemnified party’s negligence, misconduct or recklessness.

7.            Assignment. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or delegated (whether by operation of law or otherwise) without the prior written consent of the other Parties, which consent shall not be unreasonably withheld; provided, that the foregoing shall in no way restrict the performance of a Service by a subsidiary or a third-party as otherwise allowed hereunder.

8.             Miscellaneous.

8.1              Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter herein and supersedes any and all prior or contemporaneous understandings, negotiations or agreements between the Parties and shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives and permitted successors and assigns.

8.2              Amendments and Waiver. Any amendment, supplement, variation, alteration or modification to the Agreement must be made in writing and duly executed by an authorized representative or agent of each of the Parties.

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8.3              Confidentiality. Consultant will, and will cause each of its officers, directors, employees, agents or other representatives to, keep confidential all non-public information received from or otherwise relating to, Company, its subsidiaries, properties and businesses (“Confidential Information”), and will not, and will not permit its officers, directors, employees, agents or other representatives to, (a) disclose Confidential Information to any other person or (b) use Confidential Information for anything other than as necessary and appropriate in carrying out the business of Company. The restrictions set forth herein do not apply to any disclosures required by law or regulatory authority (pursuant to the advice of counsel), so long as (x) the person subject to such disclosure obligations provides prior written notice (to the extent reasonably practicable and permitted by applicable law) to Company stating the basis upon which the disclosure is asserted to be required, and (y) the person subject to such disclosure obligations takes all reasonable steps permitted by applicable law (without the obligation to spend money or incur liabilities) to oppose or mitigate any such disclosure. As used herein the term “Confidential Information” shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by Consultant or its officers, directors, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) is or was available to Consultant on a non-confidential basis prior to its disclosure to Consultant or its Representatives by Company or (iii) was or becomes available to Consultant on a non-confidential basis from a source other than Company, which source is or was (at the time of receipt of the relevant information) not, to the best of Consultant’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) Company or another person. Notwithstanding the foregoing, Consultant may make all required regulatory filings regarding this Agreement, without the consent of Company; provided, that Consultant will use commercially reasonable efforts to provide Company with an opportunity to review any Company-related disclosures contained in such filings prior to filing.

8.4              Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.5              Counterparts. This Agreement may be executed by one or more of the Parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

8.6              Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE. THE Parties hereby irrevocably submit to the exclusive jurisdiction of the STATE AND FEDERAL COURTS OF THE STATE OF CALIFORNIA, and each Party hereby irrevocably agrees that all claims in respect of such dispute, controversy or claim may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Laws, any objection which they may now or hereafter have to the laying of venue of any such dispute, controversy or claim brought in any such court or any defense of inconvenient forum for the maintenance of such dispute, controversy or claim. Each Party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

8.7              WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.8              Further Assurances. The Parties agree to take such actions and execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby and thereby.

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8.9              Titles and Subtitles. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

8.10          Construction. The Parties hereto have jointly participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party hereto because of the authorship of any provision of this Agreement.

8.11          Survival. All covenants, agreements, representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.

ALLIED ESPORTS ENTERTAINMENT, INC.

By:
Name:
Designation:

BLACK RIDGE OIL & GAS, INC.

By:
Name:
Designation:

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SCHEDULE I

SERVICES

Services will be provided as requested by Company, including the following potential items:

•	Lead in all financial public reporting projects
•	Assist in the preparation and update of Revenue and Expense Forecasts as needed
•	Assist in the preparation of Quarterly Financial Reports
•	Assist in preparation of Financial Statements
•	Assist in financing transactions
•	Assist in strategic partnership negotiations and execution
•	Assist in investor relations communication and outreach

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SCHEDULE II

See attached.

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